UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    August 2, 2024
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

216 Airport Drive Rochester, New Hampshire	03867
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2024, Albany International Corp. (“the Company”) entered into Mutual Separation Agreement and General Release with Gregory Harwell, the former President of the Company’s Albany Engineered Composites (“AEC”) business segment. Pursuant to the General Release and Separation Agreement, Mr. Harwell will receive severance in an amount equal to two times his base salary payable over 24 months, his target short term incentive bonus for 2024 ($392,843), accelerated vesting of 50% of his unvested restricted stock units, accelerated vesting of 50% portion of the share award under his Special Incentive Award Agreement dated August 18, 2023, and Company-paid COBRA. The foregoing payments are subject to his general release of claims against the Company and compliance with certain restrictive covenants.

The foregoing summary of the Mutual Separation Agreement and General Release does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Mutual Separation Agreement and General Release which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

As previously disclosed, Christopher E. Stone has been appointed President of the Company’s AEC business segment, and elected an officer of the Company, effective August 12, 2024.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Robert D. Starr

Name:	Robert D. Starr
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: August 12, 2024

EXHIBIT INDEX

Exhibit No.	Description
104	Inline XBRL cover page.